Exhibit 99.1

INFOOD TECHNOLOGIES LAUNCHES SALES OF INDOOR FARMING TO MULTI-BILLION DOLLAR K12, COLLEGE & MUNICIPAL GOVERNMENT MARKETS

Domestic total addressable market of more than $2.4 billion before upsells, cross-sells, and services

Himalaya Technologies, Inc. (OTCMKTS:HMLA)

“Today's Infood news signifies the activation of sales and marketing that we expect to generate significant growth.”

— VIk Grover, CEO

PITTSBURGH, PA, UNITED STATES, December 20, 2023 /EINPresswire.com/ – Himalaya Technologies, Inc. (OTC: HMLA) announces its Infood Technologies, Inc. (“Infood”) business has initiated sales of indoor agriculture solutions to the estimated 130,000 K12 schools, 1,000 community colleges, and 6,000 municipalities nationwide. The Company, now licensed to operate in the Commonwealth of Pennsylvania for business in 2024, is taking a phased approach to selling into the market, initially targeting several hundred customers within a regional footprint of Ohio, Pennsylvania, and West Virginia. This week, mailers were sent to dozens of K12 schools, with detailed sales materials including product specs and market data scheduled to send in January to a wider swathe. The Company’s dealer agreements with indoor agriculture vendors allow Infood to sell nationwide, which management expects will allow the business to grow substantially outside its regional footprint.

Unique Aquaponics Solutions

Infood Technologies has negotiated special pricing from its vendor on unique “standard” and “premium” systems well suited to get K12 schools, colleges, and municipalities into the aquaponics game. Dropship pricing ranges from $15,000 - $20,000, with additional features such as interactive flat panels, greenhouses, or other customization adding to the potential invoice. Customers that need installation and support can obtain services from Infood, its affiliates, or outside contractors. Infood’s aquaponics vendor has been in business for 40 years and has several hundred installations in several dozen countries worldwide. Infood’s special offers for aquaponics with features and components can be found here:

https://www.infood.tech/_files/ugd/14ef60_c93d670a4b944b42b9daffb12c8785d7.pdf

Management Commentary

Said Vik Grover, CEO: “The domestic total addressable market for K12, community colleges, and municipalities for our entry-level systems represents a potential dollar value of over $2.4 billion, not including services, support, upsells, and customization. Deployment of indoor farming in education and by municipal governments is a secular growth trend that I believe Infood is well positioned to harness. In fact, we have seen some school districts recently spend $100,000 to over $1 million on larger systems, and educators tell us that students waitlist for coursework in indoor farming for several quarters. On the municipal government side, we see a similar trend of downtown districts and correctional institutions building indoor farms for missionary style systems to grow various produce and harvest fish for nutrition. Looking ahead, there is no doubt that indoor farming is a significant opportunity that positions Infood Technologies well for strong organic growth.”

Updated Presentation Deck

The Company has released an updated presentation deck including high level projections and analysis of its Infood division and social network subsidiary at the following:

https://www.sec.gov/Archives/edgar/data/1409624/000149315223045391/ex10-2.htm

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company’s debt and equity investors. The Company offers indoor agriculture products and services under the brand “Infood Technologies” targeting K12, college and university, and municipal government customers (https://www.infood.tech/). The Company is a minority investment of FOMO WORLDWIDE, INC. (OTC: FOMC; https://www.fomoworldwide.com).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Investor Relations

(347) 323-9581

info@himalayatechnologies.com